UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2007

Sport Supply Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15289	22-2795073
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Diplomat Drive, Farmers Branch, Texas		75234
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 484-9484

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2007, the board of directors (the "Board") of Sport Supply Group, Inc. (the "Company") approved certain compensatory matters with respect to its named executive officers.

For the Company’s fiscal year ended June 30, 2007, the Board approved and authorized payment of discretionary bonuses, as recommended by the compensation committee of the Board (the "Compensation Committee"), for the Company’s named executive officers in the following amounts: (a) Adam Blumenfeld received $50,000.00, (b) Terry Babilla received $75,000.00, (c) Kurt Hagen received $25,000.00, and (d) Tevis Martin received $10,000.00.

In addition, the Board authorized payment to William R. Estill of a lump sum severance amount in cash equal to $50,000.00, less applicable taxes and other withholding, as soon as administratively feasible following September 30, 2007, but not prior to the Company’s filing of its Form 10-K for the fiscal year ended June 30, 2007, and conditioned on Mr. Estill otherwise completing his duties as determined by the Company and Mr. Estill. On June 14, 2007, the Company filed a Form 8-K announcing that Mr. Estill is expected to retire as the Chief Financial Officer of the Company on or about September 30, 2007.

The Board also approved a comprehensive compensation plan for its named executive officers effective for fiscal years beginning on and after July 1, 2007, based on recommendations from the Compensation Committee and the Company’s independent executive compensation consultant, Mercer Human Resources Consulting ("Mercer"). The compensation plan, as approved, is composed of the following three components:

(1) Base Salary. The following annual base salary amounts will be in effect, retroactive to July 1, 2007, for the Company’s named executive officers: (a) Adam Blumenfeld will receive $400,000.00, (b) Terry Babilla will receive $375,000.00, (c) Kurt Hagen will receive $210,000.00, and (d) Tevis Martin will receive $200,000.00. The annual base salaries may be increased from time to time as deemed appropriate by the Compensation Committee in line with the general principles set by Mercer.

(2) Annual Bonus. For each fiscal year, the Board will establish for each named executive officer a target bonus amount that is equal to a percentage of his base salary and the applicable performance metric target. The target bonus amount is: (a) 50% of base salary for Adam Blumenfeld, (b) 40% of base salary for Terry Babilla, (c) 30% of base salary for Kurt Hagen, and (d) 30% of base salary for Tevis Martin. The annual bonuses for Adam Blumenfeld and Terry Babilla are based on the attainment of target EBITDA performance for the Company overall. The annual bonuses for Kurt Hagen and Tevis Martin are based on the attainment of target EBIT performance for the catalog group and the road sales group, respectively. Bonuses will only be payable if performance results represent positive growth from the previous fiscal year (adjusted for acquisitions, dispositions, and other extraordinary events). The amount of annual bonus actually paid to a named executive officer may be greater or less than his target bonus amount for the fiscal year and will be determined based on the following schedule:

Actual Performance vs. Goal.....Payout Multiplier
0-79%.........................................0.00
80%............................................0.50
90%............................................0.75
100%..........................................1.00
105%..........................................1.25
110%..........................................1.50
115%..........................................1.75
120% or more............................2.00

If an annual bonus is earned, it will be paid as soon as administratively feasible following the Board’s certification of the applicable fiscal year financials.

(3) Long Term Incentives. For each year, the named executive officers may, to the extent deemed appropriate by the Compensation Committee, receive an annual equity award granted on or about July 1 of each fiscal year in accordance with the general principles set be Mercer. With respect to the fiscal year beginning July 1, 2007, Adam Blumenfeld and Terry Babilla will each receive a grant of stock options under the Company's 2007 Stock Option Plan (the "2007 Plan"), such options to be granted on a future date, with the exercise price of such options to be set as the opening sales price of the Company’s common stock on the grant date. Mr. Blumenfeld will receive options to purchase 150,000 shares of the Company’s common stock, and Mr. Babilla will receive options to purchase 130,000 shares of the Company’s common stock. Such options will be subject to the following vesting schedule: (a) one-third of the options will vest on July 1, 2008, (b) one-third of the options will vest on July 1, 2009, and (c) one-third of the options will vest on July 1, 2010; provided that such options will vest in full upon a Change in Control (as defined in the 2007 Plan).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Nonstatutory Stock Option Agreement under the Sport Supply Group, Inc. 2007 Stock Option Plan

10.2 Form of Incentive Stock Option Agreement under the Sport Supply Group, Inc. 2007 Stock Option Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sport Supply Group, Inc.

September 4, 2007	By:	William R. Estill

Name: William R. Estill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Nonstatutory Stock Option Agreement under the Sport Supply Group, Inc. 2007 Stock Option Plan
10.2	Form of Incentive Stock Option Agreement under the Sport Supply Group, Inc. 2007 Stock Option Plan